LEASE AGREEMENT

    This Lease Agreement (the "Lease") is dated as of February 12, 2008, and is between OREGON HEALTH AND SCIENCE UNIVERSITY, a public corporation of the State of Oregon ("Landlord"), and ZNOMICS, INC., a publicly held corporation ("Tenant"). In consideration of the mutual promises in this Lease and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.		Summary of Basic Terms

	1.1	Building: Building located at 3055 SW Sam Jackson Park Road in Portland, Oregon.

	1.2	Premises: 1,608 rentable square feet on the third, fourth and seventh floor(s) of the Building, as shown on the attached Exhibit A.

	1.3	Estimated Commencement Date: February 1, 2008

Estimated Expiration Date: February 14, 2009.

Length of Term: Not to exceed one (1) year.

	1.4	Base Rent: Lab Space: $30.92 per square foot.

	1.5	1,144 s.f. ($2,947.71 per month)

Non-Lab Space: $26.92 per square foot

464 s.f. (1,040.91 per month)

CSWR Administrative Fees: ($375.00 per month)

Security Deposit: N/A.

	1.6	Notice Addresses:

		To Landlord:	Oregon Health and Science University Campus Planning Development & Real Estate - PP22E 3181 SW Sam Jackson Park Road Portland, OR 97201

		With a copy to:	Oregon Health and Science University Attn: General Counsel 3181 SW Sam Jackson Park Road, L585 Portland, Oregon 97201

		To Tenant:	Znomics, Inc. 2611 SW Third, Suite 280K Portland, OR 97201

	1.7	Address for Payment of Rent:	Oregon Health & Science University Cashiers Office, L002 3181 SW Sam Jackson Park Road Portland, OR 97239-3098

	1.8	Permitted Use:	The Premises shall be used for an independently operated research laboratory and office.

2.	Demise and Term.

	2.1	Demise. Landlord leases to Tenant and Tenant leases from Landlord, on the terms and conditions set forth in this Lease, the Premises described in Section 1.2 and outlined on the attached Exhibit A (the "Premises") in the Building described in Section 1.1 (the "Building").

	2.2	Commencement and Expiration Dates. If Landlord gives Tenant permission to undertake work in the Premises prior to the date on which Landlord's Work is substantially completed, such possession shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including, without limitation, the payment of Rent. The Term shall expire, unless sooner terminated pursuant to the provisions of this Lease, twelve (12) months after the Commencement Date (the "Expiration Date").

3.	Rent.

	3.1	Base Rent. Tenant agrees to pay to Landlord rent consisting of Base Rent described in Section 1.4 and all other sums which become payable to Landlord by Tenant under this Lease (collectively, "Rent"). Upon execution of this Lease, Tenant shall pay Landlord Base Rent for the first full calendar month of the Term. All other Rents shall be paid in advance on the first day of each calendar month unless otherwise expressly provided in this Lease. All Rents shall be paid in lawful money of the United States to Landlord at its office set forth in Section 1.7, or such other place as Landlord shall designate by written notice to Tenant. Tenant shall pay all Rents promptly when due without notice or demand therefor and without any abatement, deduction or setoff, for any reason whatsoever, except as may be expressly provided in this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rents for that partial calendar month shall be prorated based on the number of days in such month.

4.	Taxes.	Landlord enjoys tax-exempt status. If this Lease or the use of the Premises by Tenant causes any real property taxes to be charged, Tenant shall pay such taxes within ten days after billing therefor by Landlord.

5.	Security Deposit. INTENTIONALLY DELETED

    6.      Use.

      6.1           General.  Tenant shall use and occupy the Premises continuously during the Term for the use described in Section 1.8 and for no other purpose without the prior written consent of Landlord. If any governmental license or permit shall be required for the proper and lawful conduct of Ten ant's business in the Premises, Tenant, at its expense, shall procure, maintain and comply with the terms and conditions of each such license or permit. Tenant shall, at Tenant's expense, comply with all laws, codes, rules, statutes, regulations, orders and other requirements of public authorities ("Laws") relating to Tenant's use and occupancy of the Premises.

      6.2           Additional Covenants as to Use.  Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any noise, vibration, fumes or electronic interference or which will overload the floors or structure of the Premises. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Premises, or permit anything to be done in the Premises, in any manner which: (a) violates the Certificate of Occupancy for the Premises or for the Building; or (b) causes or is liable to cause injury to the Premises or the Building or any equipment, facilities or systems therein; or (c) constitutes a violation of Laws or the requirements of insurance bodies; or (d) impairs or tends to impair the character, reputation or appearance of the Building; or (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Project; or (g) generates, uses, releases, stores, or deposits on or about the Premises any environmentally hazardous or toxic substances, chemical materials, wastes, pollutants, chemicals, gases, oils, or contaminants, as defined by any Law or the exposure to or release of which is regulated by any Law (collectively, "Hazardous Materials"). Tenant shall defend (through counsel reasonably acceptable to Landlord), indemnify, and hold harmless Landlord and the Landlord Related Parties (as defined in Section 16) from and against any and all claims, losses, liabilities, damages, response costs and expenses of any nature whatsoever arising out of or in any way related to the generation, release, storage, or deposit of Hazardous Materials on the Project by Tenant or by any Tenant Related Party (as defined in Section 16) including, but not limited to: (i) claims of third parties, including governmental authorities, for damages, response costs, injunctive or other relief;  (ii) the cost, expense or loss to Landlord of any injunctive relief, including preliminary or temporary injunctive relief, applicable to Landlord or the Premises; (Hi) the expense, including fees of attorneys, engineers, paralegals and experts for identifying and reporting the existence of Hazardous Materials to any agency of the State of Oregon or the United States as required by applicable Laws; and (iv) any and all expenses or obligations, incurred before, during and after any trial or appeal therefrom or any administrative proceeding or appeal therefrom whether or not taxable as costs, including, without limitation, attorneys' and paralegal fees, witness fees (expert and otherwise), deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Tenant promptly after Landlord incurs the obligation to pay such amounts.

    7.           Subordination.

          7.1            General.    This Lease shall be subordinate to any mortgages, trust deeds and other financing instruments ("Mortgages") which affect the Land and/or the Building, so long as the holders of any Mortgages agree not to disturb Tenant's rights under this Lease in connection with the exercise of their rights under the Mortgages. Promptly after the request by either party, in confirmation of such subordination and nondisturbance, Tenant shall obtain and Tenant and Landlord shall execute, acknowledge, and deliver to each other an instrument that evidences such subordination and nondisturbance in a form reasonably acceptable to Tenant and Landlord.

    7.2            INTENTIONALLY DELETED.

    8.            Transfers By Tenant. Tenant shall not assign this Lease or any interest therein, or sublet the Premises or any part thereof, or mortgage, encumber or otherwise transfer or dispose of Tenant's interest in the Premises (each, a "Transfer"), either voluntarily or involuntarily, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. If Tenant requests consent to a proposed Transfer, Tenant shall pay for Landlord's reasonable legal and administrative expenses incurred in reviewing the request for consent to Transfer. Consent to one such Transfer shall not imply any future consent, and all subsequent Transfers shall be made only upon obtaining prior written consent of Landlord. Assignees shall become directly liable to Landlord for all obligations of Tenant under this Lease, but Tenant shall remain liable for all obligations under this Lease. Tenant agrees that the instrument by which any Transfer is accomplished shall expressly provide that the transferee will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease and that Landlord will have the right to enforce such agreements, covenants and conditions directly against such transferee. It shall be the responsibility of Ten ant to provide Landlord, in a manner reasonably acceptable to Landlord, with such information as Landlord determines is necessary for Landlord to grant or withhold its consent. If Tenant is a corporation or other entity, then any merger, consolidation, liquidation, change in the ownership or power to vote the majority of voting stock or equity interests of Tenant shall constitute a Transfer for the purposes of this Section 8.

    9.  Liability And Insurance.

      9.1            Waiver of Subrogation.  Tenant shall secure appropriate clauses in, or endorsements upon, each insurance policy obtained by Tenant which cover or are applicable to the Premises or the personal property, fixtures and equipment located therein, pursuant to which the insurance companies waive subrogation or permit the insureds, prior to any loss, to agree with a third party to waive any claim they might have against said third party without invalidating the coverage under the insurance policies. Tenant's waiver of subrogation or permission for waiver of any claim shall extend to Landlord and the Landlord Related Parties. Tenant releases Landlord and the Landlord Related Parties in respect of any claim which they might otherwise have against them for loss, damage or other casualty occurring during the Term and covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in the Portland, Oregon, metropolitan area.

      9.2            Tenant's Insurance.  Tenant, at its expense, shall procure and maintain at all times during the Term, commercial general liability insurance in respect of the Premises and the conduct or operation of business therein, with Landlord, as additional insureds, with limits of not less than $1,000,000 for bodily injury or death to anyone person and $2,000,000 for bodily injury or death to any number of persons in anyone occurrence, and N/ A for property damage. All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in this Lease. Tenant shall maintain at Tenant's expense, insurance with extended coverage endorsement covering Tenant's Property as defined in Section 11.2 of this Lease.

       9.3           Delivery of Policies; Cancellation. Tenant shall deliver to Landlord and any additional insureds evidence of the policies or certificates of insurance required by Section 9.2 in a form reasonably satisfactory to Landlord issued by an insurance company authorized to issue insurance in the State of Oregon with a rating of no less than A-IX in the then current Best's Insurance Guide, at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance prior to the time for the expiration of such policies, and Tenant shall deliver to Landlord and any additional insureds evidence of such renewal policies at least thirty (30) days before the expiration of any existing policy. All such policies shall contain a provision whereby the policies cannot be canceled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification.

    10.            Alterations.

            10.1      Tenant's Obligations.  Except for any initial improvements which Landlord has expressly agreed to provide pursuant to the attached Exhibit B, if any, Tenant is leasing the Premises "AS IS" on the date of this Lease. Tenant shall make no changes, additions, alterations or improvements to the Premises, or attach any fixtures or equipment, including fish tanks, (individually, each an "Alteration," and, collectively, the "Alterations") without the prior written consent of Landlord. Landlord acknowledges Tenant's plan to quickly have fish tank systems installed in room BRB 431 by a reputable fish systems installer company. Before proceeding with any Alterations, Tenant shall submit to Landlord for Landlord's approval, plans and specifications for the proposed work to be done. The plans and specifications shall be prepared by an architect first approved by Landlord, which approval shall not be unreasonably withheld. However, Landlord may withhold consent to any Alteration that adversely affects the Building's structure or its mechanical, electrical, plumbing systems or equipment, in Landlord's sole discretion. Tenant shall not proceed with such work until Tenant obtains Landlord's approval. Tenant shall pay Landlord upon demand the cost and expense incurred by Landlord in reviewing or having reviewed, said plans and specifications, and inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Laws including, without limitation, the reasonable fees of any architect or engineer employed by Landlord for such purpose. A Work Order to engage OHSU Facilities staff to perform oversight and inspection of alterations shall be initiated by Tenant.

        10.2      Bonds.  Before proceeding with any approved Alterations, at Landlord's request, Tenant shall obtain and deliver to Landlord a performance bond and labor and materials payment bond (issued by a corporate surety licensed to do business in the State of Oregon), each in an amount equal to the estimated cost of the Alterations and in form satisfactory to Landlord.

        10.3   Permits. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of the Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance with all such permits and certificates, applicable Laws and all applicable requirements of insurance.

        10.4       Manner.  The Alterations shall, at Landlord's option, be performed by Landlord or by contractors designated or first approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall have the right to supervise any work on the Alterations in the Premises. Tenant shall pay any construction supervision fees charged by Landlord or its construction supervisor to supervise any such work. The Alterations shall be performed in such manner as not to interfere with or delay, and as not to impose any additional expense upon, Landlord (or any tenant of the Building) in the construction, maintenance, repair or operation of the Project; and if any such additional expense shall be incurred by Landlord (or any tenant of the Building) as a result of Tenant's performance of the Alterations, Tenant shall pay such additional expense upon demand. In performing the Alterations, Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of the Alterations.

        10.5             Indemnification of Landlord.   Tenant, at its expense, shall procure the cancellation or discharge of all notices of violation and/or liens arising from or otherwise connected with the Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any other person claiming through or under Tenant. Tenant shall defend, indemnify and save harmless Landlord and any Master Lessor and Mortgagee from and against any and all mechanics and other liens and encumbrances filed in connection with the Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances of record within fifteen (15) days after the filing thereof.

    11.  Landlord's and Tenant's Property.

        11.1             Landlord's Property.   All fixtures, equipment, improvements, wires, cables, conduits and appurtenances attached to or built into the Premises, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 11.2. However, at Landlord's written request, Tenant shall, at its sole expense upon termination of the Lease, remove those items specified by Landlord. Tenant shall repair any damage to the Building caused by such removal and Tenant shall restore the affected area to the condition it was in immediately prior to installation of the removed items in question.

        11.2             Tenant's Property.    All unattached business and trade fixtures, machinery and equipment, communications equipment and office equipment which are installed in the Premises by or for the account of Ten ant without expense to Landlord and which can be removed without structural damage to the Building and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises ("Tenant's Property") shall be and remain the property of Tenant, may be removed by Tenant at any time during the Term, and shall be removed prior to the Expiration Date, or earlier termination date, of this Lease; provided, that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Project resulting from the installation and/or removal thereof.

        11.3              Abandonment.   Any items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or any earlier termination of this Lease, at the option of Landlord, may be deemed to have been abandoned, and in such case such items may be retained by Landlord, and Landlord may deal with Tenant's Property in such manner as Landlord shall determine, at Tenant's expense.

    12.  Repairs And Maintenance.

        12.1             Landlord's Obligations.   Landlord shall cause to be made all repairs to the roof, walls, subflooring, exterior, and foundation of the Building. Landlord shall also maintain the elevators, lobby and other common areas of the Building, and the mechanical, electrical, plumbing, heating, air conditioning and ventilation systems and equipment serving the Building.

        12.2             Tenant's Obligations.    Tenant shall, at its expense, throughout the Term, take good care of the Premises, the fixtures and appurtenances therein and Tenant's Property. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of the performance or existence of Ten ant's Alterations; the installation, use or operation of Tenant's Property in the Premises; the moving of Tenant's Property in or out of the Building; or the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees.

        12.3             Manner.   Tenant shall promptly make, at Tenant's expense, all repairs in or to the Premises for which Tenant is responsible, provided that Landlord may elect to make repairs to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building for which Tenant is responsible at Tenant's expense. Such work shall be performed only by contractor(s) designated or approved in writing by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible may be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, bond or surety in a form and amount as Landlord shall deem necessary to assure the payment for such work by Tenant.

        12.4             Waiver.    Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption of or injury to Tenant's business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or required by law to make in or to any portion of the Project, or in or to the fixtures, equipment or appurtenances of the Project.

    13.  Excess Loads; Utilities; Services.

      13.1               High Voltage Equipment.   Tenant shall not, without the prior written consent of Landlord, use any equipment, machine, apparatus or device within the Premises which is other than that for which the Building systems and equipment have appropriate capacity, as reasonably determined by Landlord.

       13.2              Cost of Increasing Capacity.   Should Landlord consent to installation of equipment or a design load for the Premises in excess of that existing upon the Commencement Date, the additional equipment required to increase the capacity for Tenant's excess equipment or design load shall be provided by Landlord. Tenant shall, upon installation, pay to Landlord the cost to purchase, install, service and maintain such additional equipment. The cost of the electric energy and other utilities used in excess of the original design load for the Premises as determined by Landlord and its engineers and consultants shall be paid for by Tenant on a monthly basis with the Base Rent commencing on the date the additional electric energy or utility service is made available to Tenant.

     13.3              Utilities; Separate Meters.   INTENTIONALLY DELETED.

     13.4              Cleaning.    Landlord agrees to provide janitorial services to the Premises in accordance with Landlord's regular cleaning schedule for the Building, as it may be changed from time to time.

     13.5               Removal of Excess Refuse; Recycling. Tenant shall deposit all trash in Landlord's designated trash receptacles for the Building. Tenant shall pay to Landlord on demand for the costs of removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in a typical Building occupancy. Tenant shall comply with any and all recycling programs required by Law or generally imposed on all tenants by Landlord.

    14.            Signs.   Tenant shall not inscribe, post, place or in any manner display any sign, notice, picture, placard or any advertising matter whatsoever, anywhere in, on or about the Premises or the Project without first obtaining Landlord's prior written consent. All such approved signs shall be removed by Tenant upon the expiration or earlier termination of this Lease and any damage caused by such removal shall be repaired at Tenant's expense.

    15.            Access.   Landlord shall have access to the Premises at all reasonable times to: (a) inspect the Premises; or (b) exhibit the Premises to prospective purchasers, lenders or tenants; or (c) determine whether Tenant is complying with all its obligations hereunder; or (d) supply janitorial service and any other service to be provided by Landlord to Tenant hereunder; or (e) post notices of non-responsibility; or (f) make repairs required of Landlord hereunder or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building, provided, however, that all such work shall be done as promptly as possible and so as to cause as little interference with the Tenant's use of the Premises as reasonably possible. Tenant waives any claim against Landlord for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry except to the extent caused by the gross negligence or intentional misconduct of Landlord.

    16.           Indemnification.  Tenant shall indemnify, defend through counsel reasonably acceptable to Landlord, and hold harmless Landlord and Mortgagees and their respective partners, directors, officers, agents and employees (the "Landlord Related Parties") from and against any and all claims arising from or in connection with (a) the conduct or management of the Premises or any business therein, or any condition created (other than by Landlord or the Landlord Related Parties) in or about the Premises; or (b) any act, omission or negligence of Tenant or any of its subtenants, licensees, partners, directors, officers, agents, affiliates, employees, visitors, invitees or contractors (collectively, the "Tenant Related Parties"); or (c) any accident, injury or damage whatever (unless caused by Landlord's or the Landlord Related Parties' negligence or intentional act) occurring in, at or upon the Premises; or (d) any breach or default by Tenant in the full and prompt payment and performance of Ten ant's obligations under this Lease; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. Landlord shall not be liable for any loss or damage to any person or property, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Project. Neither Landlord nor any of the Landlord Related Parties shall be liable for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the gross negligence or intentional act of Landlord or Landlord's employees, in the operation or maintenance of the Premises or the Project. Further, neither Landlord nor any of the Landlord Related Parties shall be liable for any such damage caused by other tenants or persons in, upon or about the Project, nor shall Landlord be liable, even if negligent, for consequential damages, including lost profits, of Tenant or any person claiming through or under Tenant. Tenant's obligations under this Section 16 shall not be diminished in any way by the availability or lack of insurance proceeds.

    17.    Casualty; Condemnation.

              17.1               General.   If the Building shall be destroyed or damaged by fire or other casualty to the extent that more than ten percent (10%) of the Building, as determined by Landlord, is rendered untenantable, or if the cost of restoration is greater than the insurance proceeds paid to Landlord, Landlord may, at its election, terminate this Lease by notice to Tenant. Such notice shall be effective thirty (30) days after receipt thereof by Tenant. If Landlord does not so terminate the Lease, the Lease shall remain in full force and effect and Landlord shall be responsible for restoration of the Building. Any restoration by Landlord shall not include replacement of furniture, equipment or other items designated as Tenant's Property. Tenant shall be responsible for restoration of Tenant's Property.

             17.2                Condemnation.

            17.2.1   Total Condemnation. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, (including a sale under threat of condemnation) this Lease shall terminate as of the date of vesting of title on such taking (the "Date of Taking"), and Rent shall be prorated and adjusted as of Date of Taking.

            17.2.2    Partial Condemnation. If a part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that:

                 (a)            Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of Taking; and

                 (b)            If twenty percent (20%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of Taking.

                       (c)            If the Lease is terminated pursuant to this Section 17.2, the Lease shall terminate on the date that notice of termination from the Landlord or Tenant to the other is given, and Rent shall be prorated and adjusted as of such termination date. Upon a partial taking of the Premises where the Lease is not terminated pursuant to this Section 17.2, this Lease shall continue in force as to the remaining part of the Premises, and Rent shall be adjusted according to the rentable area remaining.

            17.2.3   Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award. Tenant shall have no claim against Landlord or the condemning authority for the unexpired portion of the Term. Nothing contained in this Section 17.2.3 shall be deemed to prevent Tenant from making a separate claim proceeding for the value of any of Tenant's Property which is included in the taking.

    18.            Surrender.   On the last day of the Term, or upon any earlier termination of this Lease, or upon re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and in accordance with the provisions of Section 12 of this Lease.

    19.            Events of Default.

                             19.1 Events of Default.  The occurrence of any one or more of the following Events of Default shall constitute a breach of this Lease by Tenant:

                            19.1.1 Failure of Ten ant to make any Rent payment, or any other payment under this Lease when it is due.

                            19.1.2 Tenant makes any Transfer without Landlord's prior written consent as required under Section 8.

                            19.1.3 Tenant abandons the Premises during the Term, unless such failure is excused under other provisions of this Lease.

                            19.1.4 Failure of Tenant to deliver the instruments described in Section 7 or Section 24 as and when required in such Sections, as applicable, or failure of Tenant to comply with any applicable Law when and as required by the applicable governmental authority.

                           19.1.5 Failure of Tenant to comply with any other term or condition of this Lease or to fulfill any other obligation of this Lease within 15 days after written notice by Landlord specifying the nature of the failure with reasonable particularity unless longer than 15 days is required to cure and Tenant commences the cure within such 15 days and diligently prosecutes such cure to completion thereafter. No notice and no opportunity to cure shall be required if Landlord has previously given Tenant notice of failure to comply with such term or condition or fulfill such other obligation of this Lease more than once in any twelve-month period during the Term.

                         19.1.6 Dissolution, termination of existence, insolvency on a balance sheet basis or business failure of Ten ant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief that is not dismissed within 60 days after initial filing; the appointment of or the consent by Tenant to the appointment of a receiver, trustee or custodian of Tenant or of any of Tenant's property; an assignment for the benefit of creditors by Tenant; Tenant's failure generally to pay its debts as such debts become due; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant which is not discharged or bonded.

20.  Remedies Upon Default.

                   20.1 Remedies. Upon the occurrence of an Event of Default, Landlord may exercise anyone or more of the remedies set forth in this Section, or any other remedy available under applicable law, at equity, or contained in this Lease.

                   20.1.1 To the extent permitted by law, Landlord may re-enter and retake possession of the Premises, without notice, either through self-help, by summary proceedings, any other applicable action or proceeding, or other means. Landlord may use the Premises for Landlord's own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Ten ant's default. None of these actions will be deemed an acceptance of surrender by Tenant. To the extent permitted by law, and except as expressly provided in this Lease, Tenant waives the service of any notice of intention to terminate this Lease or to retake the Premises, and waives service of any demand for payment of rent or for possession, and of any and every other notice or demand required or permitted under applicable law.

                   20.1.2 Landlord at its option may relet the whole or any part of the Premises, from time to time either in the name of Landlord or otherwise, to such tenants, for such terms ending before, on, or after the expiration date of the Term, at such rentals and upon such other conditions (including concessions and free rent periods) as Landlord, in its sole discretion, may determine to be appropriate. Landlord shall have no obligation to relet the Premises or any part and shall not be liable for refusal or failure to relet the Premises, or in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting. No such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect Tenant's liability. If there is other comparable unleased space in the Project, Landlord shall have no obligation to attempt to relet the Premises prior to leasing other space in the Project. However, Landlord shall use reasonable efforts to mitigate its damages arising from the Event of Default.

                   20.1.3 Whether or not Landlord retakes possession of or relets the Premises, Landlord may recover all damages caused by the default (including but not limited to unpaid rent, attorneys' fees reasonably incurred, and costs of reletting). Landlord may sue periodically to recover damages as they accrue during the remainder of the Term without barring a later action for further damages. Landlord may at any time bring an action for accrued damages plus damages for the remaining Term as allowed by law.

              20.2 Cumulative Remedies. The remedies provided for in this Lease are cumulative and in addition to any other remedy available to Landlord at law or in equity.

     20.3 Interest on Damages. In addition to any other remedies Landlord may have under this Lease, if any Rents, damages or other sums payable hereunder by Tenant to Landlord are not paid within five (5) days after their due date the same shall bear interest at a rate equal to the prime rate established by Wells Fargo Bank (or its successor) on the due date plus two percent (2%), accruing from the due date to the date of payment.

    21.            Curing Tenant's Defaults. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without waiving such default, may (but shall not be obligated to) perform the same for the account and expense of Tenant, without notice in a case of emergency, and in any other case only if an Event of Default continues after the expiration of five (5) days from the date Landlord gives Tenant notice of the Event of Default. Tenant agrees to reimburse Landlord upon demand for any expenses which Landlord may incur in curing Tenant's Event of Default pursuant to this Section 21.

    22.            Broker. Tenant covenants, warrants and represents that it has not engaged any broker, agent or finder who would be entitled to any commission or fee in connection with the negotiation and execution of this Lease. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including attorneys' fees and expenses, arising out of any charge or claim for a commission or fee by any broker, agent or finder on the basis of any agreements made or alleged to have been made by or on behalf of Tenant.

    23.            Notices. Any notice or other communication required or permitted to be given by either party to the other pursuant to this Lease shall be in writing and delivered in person to the Landlord or Tenant or sent postage prepaid by registered or certified mail, addressed to the other party at the address set forth in Section 1.6 or such other address which may be designated by a party in writing. Notice shall be considered given and effective on the date of delivery or, if mailed, on the date of such mailing.

    24.            Estoppel Certificates. Each party agrees that at any time requested by the other party, with not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent has been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation.  Tenant shall also include in any such statement such other information this Lease as Landlord may reasonably request.

    25.           Miscellaneous.

    25.1  Oregon Tort Claims Act.   Tenant acknowledges that Landlord’s liability is subject to the Oregon Tort Claims Act, ORS 30.260 through 30.300.

    25.2   Compliance with Landlord’s Policies.   Tenant and the Tenant Related Parties shall abide by (and execute any documents necessary to implement) Landlord’s policies applicable to its faculty including, but not limited to:

    A.  Observe confidentiality polices and any contractual requirements of applicable clinical trial agreements.

    B. Comply with the requirements of the Health Insurance Portability and Accountability Act (HIPAA) and complete the Landlord provided HIPAA training program.

    C.  Comply with Landlord Conflict of Interest requirements including maintaining up-to-date annual Conflict of Interest in Research Disclosures with the Landlord’s Office of Integrity.

    25.3   Entire Agreement.   All understandings and agreements between the parties are merged in this Lease and neither party is relying upon any statement or representation not embodied in the Lease.  No agreement shall be effective to change or modify this Lease, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought.

    25.4  Successors and Assigns.   Except as otherwise expressly provided in this Lease the obligations of this Lease bind and benefit the successors and assigns of the parties.

    25.5  Nonrecourse Lease.   Tenant shall look only to Landlord’s estate and property in the Project (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.

    25.6  Force Majeure.   The obligations of Tenant hereunder shall in no way be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because: Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, terrorism, threat of terrorism, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the Premises, by reason of any requirement, act or omission of the public utility or other serving the Building with electric energy, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

    25.7 Effect of Failure to Consent.  If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not unreasonably to withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

    25.8 Rules and Regulations. Tenant and the Tenant Related Parties shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C and such changes therein as Landlord may from time to time hereafter make and give notice of to Tenant (the "Rules and Regulations"). Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees. If there is a conflict between any provision of this Lease and a provision of the Rules and Regulations, the conflicting provision in the Lease shall control.

    25.9 Tenant Holdover. If, with the prior written approval of Landlord, Tenant fails to vacate the Premises after the Expiration Date of this Lease, or any earlier termination hereof, Tenant shall be a tenant at sufferance even if Tenant tenders rent to Landlord. However, if Landlord so elects, in its sole discretion, Tenant shall become a tenant from month to month upon the terms of this Lease; provided, however that Base Rent shall be adjusted beginning on the first day after the Expiration Date to be the equal to 150% of the Base Rent in effect at the expiration of the Lease. Notwithstanding anything contained herein to the contrary, Tenant shall be liable to Landlord for any and all damages caused by such failure to vacate the Premises after the Expiration Date of this Lease or any earlier termination hereof, including but not limited to incidental and consequential damages to Landlord.

    25.10 Tenant Representations. If Tenant is a corporation or other entity, Tenant hereby represents, covenants and warrants that Tenant is duly formed and validly existing under the Laws of its state of formation; Tenant has full right and authority to enter into this Lease and to perform all Tenant's obligations hereunder; and each person (and both of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

    25.11 Non-Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Landlord's waiver of a breach of any term or condition of this Lease shall not be deemed a waiver of any subsequent breach. Acceptance of any Rents or other payments shall not be deemed a waiver of such breach.

    25.12 Square Footage Calculations Approximate. The parties acknowledge and agree that any calculations of square footage in the Premises and in the Project are approximations. No recalculation of square footage shall affect the obligations of Tenant under this Lease including, without limitation, the amount of Rent payable by Tenant.

    25.13 Time. Time is of the essence of this Lease.

    25.14 Late Fees. Tenant acknowledges that late payment by Tenant to Landlord of any Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges which may be imposed on Landlord under the terms of any Mortgage. Accordingly, if any Rent payment is not received by Landlord within ten days after it is due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs incurred by Landlord by reason of the late payment by Tenant. Acceptance of any late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to the overdue amount in question, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

    25.15 Financial Information. Within ten days following any written request from Landlord, Tenant shall furnish current and complete financial statements to Landlord, certified by Tenant as accurate and current, showing with reasonably sufficient detail Tenant's and any guarantor's financial condition. Landlord agrees to use such information solely for purposes of the Lease and in connection with the ownership, management, financing and disposition of Landlord's property.

    25.16 Attorneys' Fees. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party its attorneys', paralegals' , accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount of such costs, fees, and expenses shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

    25.17 Severability. If any portion of this Lease is held to be illegal, invalid or unenforceable under present or future law effective during the Term, the remainder of this Lease shall not be affected thereby.

    25.18 Incorporation of Exhibits. Exhibit A (Outline of Premises), Exhibit B (Work Agreement), and Exhibit C (Rules and Regulations) are attached to this Lease and by this reference made a part hereof.

    25.19 Inventions. Any inventions, discoveries and intellectual property produced by Tenant's personnel in the leased premises shall be the sole property of Znomics, Inc.

    IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

Landlord:	OREGON HEALTH AND SCIENCE UNIVERSITY, a public corporation of the State of Oregon

By: /s/ Oregon Health and Science University Its: Director of Campus Housing

Tenant:	ZNOMICS, INC.,

By: /s/Richard A. Sessions Its: CEO

Exhibits

A: Outline of Premises
B: Intentionally Deleted
C: Rules and Regulations

EXHIBIT A
OUTLINE OF PREMISES

EXHIBIT B: INTENTIONALLY DELETED.

EXHIBITC

RULES AND REGULATIONS

    1.           The entrances, halls, corridors, stairways, exits, and elevators shall not be obstructed by any of the tenants or used for any purpose other than for ingress and egress from their respective premises. The entrances, halls, corridors, stairways, exits, and elevators are not intended for use by the general public but for the tenant and its employees, licensees and invitees. Landlord reserves the right to control and operate the public portions of the Project and the public facilities as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Project by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose.

    2.            Landlord may refuse admission to the Building outside of business hours on business days (as determined by Landlord from time to time) to any person not producing identification satisfactory to Landlord. If Landlord issues identification passes, Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

    3.            No awnings or other projections shall be attached to the outside walls of the Building by Tenant. No curtains, blinds, shades or screens, if any, which are different from the standards adopted by Landlord for the Building shall be attached to or hung in any exterior window or door of the premises of any tenant without the prior written consent of Landlord.

    4.            The windows that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

    5.           No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

    6.           No bicycles, vehicles or animals (except guide dogs) of any kind shall be brought into or kept in or about the premises of any tenant except that certain animals may be used by Tenant for its research if research is a permitted use under the Lease.

            7.     All movement of freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. Any labor and engineering costs incurred by Landlord in connection with any moving herein specified, shall be paid by Tenant to Landlord, on demand.

            8.    Canvassing, soliciting and peddling in the Project are prohibited and eachtenant shall cooperate to prevent the same.

    9.            Each tenant shall store its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of Portland without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance.

    10.           No coin vending machine, video game, coin or token operated amusement device or similar machine shall be used or installed in any tenant's premises without Landlord's prior written consent.

    11.           No bankruptcy, going out of business, liquidation or other form of distress sale shall be held on any of tenant's premises. No advertisement shall be done by loudspeaker, barkers, flashing lights or displays or other methods not consistent with the character of a high-quality medical/research/office building.

    12.           Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with the economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

    13.           All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors to the tenant's premises shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

            14.    No smoking is permitted in the Building. Neither Tenant nor any Tenant Related
Parties shall smoke in any area of the Project except in the outside smoking area, if any is so designated by Landlord.

            15.    Landlord reserves the right to rescind, modify, alter or waive any rule or regulation at any time prescribed for the Project when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Project.

    16.           Landlord reserves the right to add to, modify or otherwise change these Rules and Regulations. Such changes shall become effective within 30 days after written notice thereof is provided to tenants of the Project.

Lease Amendment 1

This Lease Amendment, dated March 24, 2008 is made by and between Oregon Health and Science University, an Oregon public corporation, hereinafter referred to as OHSU and, Znomics, Inc., a public corporation, hereinafter referred to as Tenant.

OHSU and Tenant are parties to a Lease dated February 12, 2008 (herein referred to as the Lease), covering the Premises described as:

Approximately 1,608 rentable square feet on the third, fourth and seventh floor(s) of the Building located at 3055 SW Sam Jackson Park Road in Portland, Oregon.

OHSU and Tenant desire to amend or supplement the Lease.

In consideration of the mutual agreements contained herein, OHSU and Tenant agree that the Lease shall be amended or supplemented as follows:

Improvements:            BRB-431. Tenant desires to install a utility sink. Znomics will use
Aquatic Habitats to install a zebrafish facility shown on the attached blueprint.

Tenant agrees to restore the premises to its original condition at the end of the Lease.

Except as expressly amended or supplemented hereby, all other terms and conditions of the Lease shall remain in full force and effect.

Certificate of Compliance with Oregon Tax Laws. The Tenant hereby affirms under penalty or perjury, as provided in ORS 305.385(6), that to the best of the Tenant's knowledge, Tenant is not in violation of any of the tax laws described in ORS.305.384(4).

This Lease Amendment shall not become effective nor be binding on the Tenant until it has been executed, in the signature spaces provided below, by all parties to the agreement.

The parties have executed this Amendment the __ day of March, 2008.

LANDLORD:	Oregon Health and Science University

Brian Newman, Director, Campus Planning and Development

TENANT:	ZNOMICS, INC.

By: /s/Richard A Sessions
Its: CEO